SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004 (April 22, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 22, 2004, National HealthCare Corporation announced the election of Robert Adams as President. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: April 23, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated April 22, 2004

EXHIBIT 99

For release: April 22, 2004

Contact: Gerald Coggin, Senior Vice President of Corporate Relations

Phone: (615) 890-2020

NHC Names Robert Adams President

MURFREESBORO, Tenn. -- National HealthCare Corporation's Board of Directors (AMEX: NHC), today announced the election of Robert Adams as President. He also maintains his position as Chief Operating Officer.

Robert Adams replaces his brother Andy Adams as President. Andy Adams will remain Chairman of the Board of Directors and Chief Executive Officer of NHC.

Robert Adams has served NHC for 29 years, the last 18 years as Senior Vice President and the last 12 years on the Board of Directors. Prior to then, he served as a long-term health care administrator and Regional Vice President for the company.

"For the past several years Robert has handled many of the day to day operations for NHC and this new title just makes it official," NHC Chairman Andy Adams said. "I have committed myself to focus my time on customer relations and will continue to be involved on strategic matters."

Andy Adams had served as President of NHC since 1974. He was appointed Chairman of the Board in 1994.

NHC operates for itself and third parties 76 long-term health care centers with 9,332 beds. NHC also operates 32 homecare programs, six independent living centers and assisted living centers at 19 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.